                                                                    EXHIBIT 11.1

                          PAIRGAIN TECHNOLOGIES, INC.

                       COMPUTATION OF EARNINGS PER SHARE


                                        QUARTER ENDED SEPTEMBER 30, NINE MONTHS ENDED SEPTEMBER 30,
                                        --------------------------- -------------------------------
PRIMARY EARNINGS PER SHARE                  1997           1996           1997           1996
                                          --------       --------       --------       --------
                                                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income                                $ 11,797       $  8,468       $ 34,891       $ 22,014
                                          ========       ========       ========       ========

Calculation of weighted average
 number of common and common
 equivalent shares:
  Weighted average of common shares
   outstanding                              68,387         64,581         67,697         63,679
  Weighted average of common share
   equivalents:
   Weighted average warrants                    40            108             69             81
     outstanding
   Weighted average options
     outstanding                            10,159         13,348         10,837         13,138
   Shares assumed to be repurchased
     using the treasury stock method        (2,324)        (2,314)        (2,261)        (2,362)
   Shares assumed to be repurchased
     to reflect the effects of tax
     benefits                               (1,097)        (1,376)        (1,195)        (1,312)
                                          --------       --------       --------       --------

Weighted average number of common
 and common equivalent shares               75,165         74,347         75,147         73,224
                                          ========       ========       ========       ========

Earnings per share                        $   0.16       $   0.11       $   0.46       $   0.30
                                          ========       ========       ========       ========


                                        QUARTER ENDED SEPTEMBER 30, NINE MONTHS ENDED SEPTEMBER 30,
                                        --------------------------- -------------------------------
FULLY DILUTED EARNINGS PER SHARE            1997           1996           1997           1996
                                          --------       --------       --------       --------
                                                (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Net income                                $ 11,797       $  8,468       $ 34,891       $ 22,014
                                          ========       ========       ========       ========

Calculation of weighted average
 number of common and common
 equivalent shares:
  Weighted average of common shares
   outstanding                              68,387         64,581         67,697         63,679
  Weighted average of common share
   equivalents:
   Weighted average warrants
     outstanding                                40            108             69             81
   Weighted average options
     outstanding                            11,591         13,348         11,314         13,138
   Shares assumed to be repurchased
     using the treasury stock method        (3,248)        (1,938)        (2,570)        (1,964)
   Shares assumed to be repurchased
     to reflect the effects of tax
     benefits                               (1,160)        (1,418)        (1,216)        (1,358)
                                          --------       --------       --------       --------

Weighted average number of common
 and common equivalent shares               75,610         74,681         75,294         73,576
                                          ========       ========       ========       ========

Earnings per share                        $   0.16       $   0.11       $   0.46       $   0.30
                                          ========       ========       ========       ========